UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2016

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Commerce Drive, Suite 300
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(877) 206-5656
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders
A special meeting of the stockholders of Inland Real Estate Corporation (the “Company”) was held on March 23, 2016 (the “Special Meeting”). At the Special Meeting, the Company’s common stockholders were asked to vote on matters related to the proposed merger (the “Merger”) between the Company and Midwest Retail Acquisition Corp. (“Merger Sub”), an indirect wholly owned subsidiary of DRA Growth and Income Fund VIII, LLC (“Parent”) and DRA Growth and Income Fund VIII (A), LLC (together with Parent, the “Parent Parties”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 14, 2015 (the “Merger Agreement”), by and among the Company, Parent Parties and Merger Sub. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this Special Meeting, which describe in detail each of the proposals submitted to stockholders at the Special Meeting. The final results for the votes regarding each proposal are set forth below.
Proposal One: Approval of the Merger and other transactions contemplated by the Merger Agreement. This proposal was approved with the votes shown:

For	Against	Abstained	Broker Non-Votes
80,899,336	759,652	293,709	-
Proposal Two: Approval, on a non-binding, advisory basis, the compensation that maybe paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. This proposal was approved with the votes shown:

For	Against	Abstained	Broker Non-Votes
72,328,887	9,167,539	456,271	-
Proposal Three: Approval of a proposal to adjourn the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger and the other transactions contemplated by the Merger Agreement. This proposal was approved with the votes shown:

For	Against	Abstained	Broker Non-Votes
75,610,348	6,002,755	339,594	-
Because there were sufficient votes from the Company’s stockholders to approve the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement, Proposal Three, pertaining to the adjournment of the Special Meeting to solicit additional proxies, was unnecessary.

Item 8.01.    Other Events

On March 23, 2016, the Company issued a press release announcing that the Company’s stockholders approved the Merger and the other transactions contemplated by the Merger Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No	Description
99.1	Press Release, dated March 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: March 23, 2016	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release, dated March 23, 2016.